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                                                                    EXHIBIT 10.1

                          SUBSCRIPTION AGENT AGREEMENT

            THIS AGREEMENT is entered into as of __________________ by and between Navidec, Inc., a Colorado corporation (the "Company"), and Computershare Trust Company, Inc. (the "Subscription Agent")

            WHEREAS, the company intends to distribute (the "Rights Offering") to each stockholder that owned shares of the Company's common stock, no par value (the "Common Shares") at the close of business on November 15, 2002, rights to purchase one Common Share for each Right held, plus additional Common Shares pursuant to the "Over-Subscription Privilege" as defined below (the Rights having been subdivided along with the Common Shares as part of the reverse split effective December 5, 2002); and

            WHEREAS, the Company desires the Subscription Agent to act on the Company's behalf, and the Subscription Agent is willing so to act, in connection with the issuance and distribution of the Rights, collection of funds from Rights holders exercising Rights, and issuance and delivery of Common Shares upon the exercise of the Rights.

            NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties agree as follows:

            Definitions. As used in this Agreement, the following terms have the following meanings:

                        (a) "Basic Subscription Privilege" means the right of
            Eligible Rights Holders to subscribe for and purchase Common Shares through the exercise of Rights at the rate of one Common Share for each Right held.

                        (b) "Eligible Rights Holders" means (i) all Company
            stockholders that own Common Shares at the close of business on November 15, 2002; and (ii) holders of Series I 5% Convertible Debentures as of November 15, 2002, who convert their Debentures to Common Shares on or before the Expiration Time and after issuance of the Rights any transferee thereof before the Expiration Time.

                        (c) "Expiration Time" means 5:00 p.m., Mountain Daylight
            Savings Time on February ____, 2003, or on such other date as the Company may determine, not to be later than March __, 2003.

                        (d) "Offering Period" means the period commencing on
            February ____, 2003, and ending at the Expiration Time.

                        (e) "Over-Subscription Privilege" means the right to
            subscribe for and purchase additional Common Shares not purchased by other stockholders, provided that and Eligible Rights Holder may exercise the over-Subscription privilege only if the Eligible Rights Holder exercises the Basic Subscription privilege in full.
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                        (f) "Prospectus" means the Company's prospectus dated
            February ____, 2003, pertaining to the Rights Offering including the documents incorporated by reference there in, as the same may from time to time be supplemented or amended.

                        (g) "Rights" means the subscription rights distributed
            by the Company in an amount equal to one Right for each one Common Shares owned, each of which entitles Eligible Rights Holders to subscribe for and purchase one Common Share for each Right held, at a Subscription price of $1.80 per share (post reverse split).

                        (h) "Subscription Certificate" means the certificate
            evidencing the Rights.

                        (i) "Subscription price" means $1.80 per share.

            2. FORM OF SUBSCRIPTION CERTIFICATES. The Subscription Certificates shall be substantially in the form attached as Exhibit A hereto. Each Subscription Certificate shall be signed by duly authorized officers of the Company, dated the date of issue (whether upon original issuance or in lieu of transferred, exchanged, mutilated, destroyed, lost or stolen Subscription Certificates) and countersigned by me Subscription Agent.

            3. ISSUANCE OF SUBSCRIPTION CERTIFICATES. The Subscription Agent shall issue and deliver (by first class United States mail, postage prepaid) to each Eligible Rights Holder a Subscription Certificate evidencing such holder's Rights. Each Eligible Rights Holder shall receive one Right for each one Common Share held. No Subscription Certificates shall be issued before or after the Offering Period. All Subscription Certificates surrendered to the Subscription Agent upon exercise shall be canceled by the Subscription Agent and thereafter shall be retained by the Subscription Agent to a period of not less than six years or such shorter period of time as the Company may permit. Upon expiration of the retention period, the canceled Subscription Certificates shall be delivered to the Company or destroyed by the Subscription Agent, as directed by the Company.

            4. DELIVERY OF PROSPECTUS AND OTHER DOCUMENTS. The Subscription Agent shall deliver to each Eligible Rights Holder, along with the originally issued Subscription Certificates (i) a letter from the President and Chief Executive Officer of the Company to all Eligible Rights Holders, (ii) a Prospectus, (iii) Instructions as to Use of the Subscription Certificates, (iv) a return envelope addressed to the Subscription Agent, and (v) such other documents and information as the Company may provide. The Subscription Agent shall also provide copies of the Prospectus and other documents prepared by the Company to Eligible Rights Holders, and other persons upon request.

                        (a) The Company will provide the Subscription Agent with
            a sufficient number of Prospectuses as the Subscription Agent may require.

                        (b) The Subscription Agent shall provide a sufficient
            number of Subscription Certificates as required to distribute to Eligible Rights Holders and to replace lost, destroyed, mutilated or stolen Subscription Certificates.

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                        (c) The Company shall provide to the Subscription Agent
            the following documents that the Subscription Agent shall deliver to brokers, dealers, commercial banks, trust companies and other nominee holders of Subscription Certificates: (i) a letter to Brokers, Dealers, Commercial Banks, Trust Companies and Nominees;
            (ii) a letter to the clients of nominee holders described in clause
            (i); and (iii) a Notice of Guaranteed Delivery.

            5. EXERCISE. Rights may be exercised at any time during the Offering period Upon the terms and conditions set forth in the Prospectus and in this Agreement.

                        (a) An Eligible Rights Holder may exercise its Basic
            Subscription Privileges and, if desired, Over-Subscription Privileges by completing and executing the exercise portion of the Subscription Certificate and delivering it to the Subscription Agent along with payment of the Subscription Price for at least the Basic Subscription for the aggregate number of Common Shares subscribed for prior to the Expiration Time. An Eligible Rights Holder must exercise such holder's Basic Subscription Privilege in full in order to be eligible to exercise its Over-Subscription Privilege. If an Eligible Rights Holder exercises its Basic Subscription Privilege in full, the holder may exercise its Over-Subscription Privilege for as may Common Shares as such Eligible Rights Holder indicates on its Subscription Certificate and for which the holder irrevocably agrees to pay the Subscription Price, subject to the availability of such shares and allocation set forth in Section 5(b).

                        (b) The Company will issue a maximum of 788,692 Common
            Shares in the Rights Offering. The number of Common Shares available for Over-Subscription Privileges will be 788,692 minus the number of Common Shares purchased upon exercise of the Basic Subscription Privileges. Provided that a sufficient number of Common Shares are available, the Subscription Agent shall honor exercises of the Over-Subscription Privileges in full. If exercises of the Over-Subscription Privileges exceed the number of Common Shares available, the Subscription Agent shall allocate the available shares among the Eligible Rights Holders that over-subscribed in proportion to the number of Common Shares purchased by those over-subscribing Eligible Rights Holders through the Basic Subscription Privileges. However, if an Eligible Rights Holder's pro rata allocation exceeds the number of Common Shares the Eligible Rights Holder requested, the Eligible Rights Holder will receive only the number of Common Shares the Eligible Rights Holder requested, and the remaining shares from the Eligible Rights Holder's pro rata allocation will be divided among other Eligible Rights holders exercising their Over-Subscription Privileges that have subscribed for additional Common Shares in proportion to the number of shares purchased by that group of over-subscribing Eligible Rights Holders through the Basic Subscription Rights.

                        (c) The Subscription Agent shall accept any subscription
            if, prior to the Expiration Time, the Subscription Agent has received (i) payment of the full Basic Subscription Price for the Common Shares subscribed for, and (ii) a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or

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            correspondent in the united State, guaranteeing delivery of a properly completed and executed Subscription certificate; provided, however, that the Subscription Agent shall not honor a Notice of Guaranteed Delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the third over-the-counter trading day after the Expiration Time.

                        (d) The Subscription Price shall be paid in United
            States dollars, by (i) check or draft drawn on a United States bank, or a postal, telegraphic or express money order payable to the Subscription Agent, or (ii) by wire transfer of same day funds to an account maintained by Subscription Agent for the purpose of accepting subscriptions, in accordance with the following wire instructions:

                               Union Bank & Trust
                               100 Broadway
                               Denver, Colorado 80209
                               (303) 744-3221
                               ABA#102000908
                               Credit Account # 85-02961

                               Account Name: Computershare Trust Company, Inc. Warrant Escrow Account

                        (e) Payment will be deemed to have been received by the
            Subscription Agent only upon:

                              (i) clearance of any uncertified check; or

                              (ii) receipt by the Subscription Agent of any
                  certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

                              (iii) receipt by the Subscription Agent of any
                  funds transferred by wire transfer; or

                              (iv) receipt of funds by the Subscription Agent
                  through an alternative payment method approved by the Company;

                              (v) notice by the Company to the Subscription
                  Agent of any alternative payment method approved by the Company;

                        (f) Once an Eligible Rights Holder has exercised Rights,
            such exercise may not be revoked or rescinded.

                        (g) If an Eligible Rights Holder exercises fewer than
            all of the Rights evidenced by the Eligible Rights Holder's Subscription Certificate and requests in writing that the Subscription Agent issue a Subscription Certificate evidencing the unexercised Rights, the Subscription Agent shall immediately issue to such holder a new

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            Subscription Certificate evidencing the unexercised Rights and deliver it to the Eligible Rights Holder at the address shown on such Subscription Certificate.

                        (h) If an Eligible Rights Holder does not specify the
            number of Rights being exercised on the Subscription Certificate, or if payment is not sufficient to pay the total purchase price for all of the Common Shares that the Eligible Rights Holder indicated that the holder wished to purchase, such holder will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment received by the Subscription Agent subject to the right to pay for additional shares allocated in the Over-Subscription upon receipt of the allocation Notice. If payment exceeds the total purchase price for all of the Rights shown on the Subscription certificate, payment will be applied, until depleted, to subscribe for Common Shares in the following order:

                              (i) to subscribe for the number of Common Shares,
                  if any, that the Eligible Rights Holder indicated on the Subscription Certificate that such holder wished to purchase through the Basic Subscription Privilege;

                              (ii) to subscribe for Common Shares until the
                  Basic Subscription Privilege has been fully exercised;

                              (iii) to subscribe for additional Common Shares
                  pursuant to the Over-Subscription Privilege, but subject to any applicable proration.

                  Any excess payment remaining after the foregoing allocation will be returned to the eligible Rights Holder as soon as practicable by mail, without deduction.

            6. POWER OF ATTORNEY. The Company hereby constitutes and appoints the Subscription Agent as the Company's true and lawful attorney in-fact, with full power in such capacity to endorse, deposit, negotiate, and invest on behalf and for the account of the Company, in accordance with the written instructions provided by the Company, checks, drafts, money orders, wire transfer or other payments received by the Subscription Agent as a payment of the Subscription Price upon the exercise of the Basic Subscription Privilege and, if desired, the Over-Subscription Privilege.

            7. ESCROW AND INVESTMENT OF FUNDS. The Subscription Agent shall:

                        (a) Maintain a record of the date, amount of each
            payment of the Subscription Price received upon the exercise of Rights, and the name and address of the Eligible Rights Holder by whom or on whose behalf payment was made.

                        (b) Aggregate all payments received upon the exercise of
            Rights and deposit such payments in the Company's account, upon acceptance by the Company, as soon as practicable after receipt of such payments, in accordance with the following wire instructions:

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                        (c) Keep all funds deposited in accounts in the name of
            the Company for the benefit of the Company.

                        (d) Return as promptly as practicable to the Eligible
            Rights Holder who made such payment, any payment of the Subscription Price for Common Shares not accepted by the company for any reason.

            8. PAYMENT OF FUNDS TO THE COMPANY. Funds representing payment of the Subscription Price for Common Shares shall be paid to the Company by wire transfer as described above in paragraph 7 (b). Such wire transfer of funds to the Company shall be made promptly upon receipt and acceptance by the Company, at which time all funds received by the Subscription Agent from Rights holders shall be paid to the Company. The Subscription Agent shall have no responsibility for the payment of commission to selected Broker-Dealers representing the Company.

            9. REPORTS. The Subscription Agent shall deliver daily to the Company a written report showing (a) the number of Rights exercised on such day, and the aggregate number of Rights exercised through such date; and (b) the amount of funds received on such day in payment of the Subscription Price for Common Shares, and the aggregate amount of funds transferred to the Company, on deposit or invested for the account of the Company from payment of the Subscription Price for Common Shares through such date. The Subscription Agent shall also report on the Number of Rights subscribed as a result of a Broker-Dealer solicitation as reported on the form of subscription.

            10. ISSUANCE OF COMMON SHARES. As soon as practicable after the Expiration Time, the Subscription Agent, as Transfer Agent and Registrar for the Common Shares, shall issue and deliver to each Eligible Rights Holder exercising Rights a stock certificate evidencing the aggregate of the number of Common Shares purchased by exercise of the basic Subscription Privilege and, if applicable, the Over-Subscription Privilege. No certificate will be delivered for any subscribed but unpaid Over-Subscription Privilege until paid in full with immediately available funds.

            11. VALIDITY AND FORM OF SUBSCRIPTIONS. All questions concerning the timeliness, validity, form, and eligibility of any exercise of Rights shall be determined by the Company, whose determination shall be final and binding. The Subscription Agent shall examine the Subscription Certificates it received to ascertain whether they appear to have been completed and executed in accordance with the prospectus and the instructions for exercise. In the event that the Subscription Agent determines that the Subscription Certificate does not appear to have been properly completed or executed or where the Subscription Certificates do not appear to be in proper form for subscription, or any other irregularity in connection with the subscription appears to exist, the Subscription Agent shall follow its regular procedures to attempt to cause such irregularity to be corrected. The Subscription Agent shall promptly notify the Company in writing of all defects in the exercise of any Rights that the Subscription Agent is unable to cure through its regular procedures. The Subscription Agent is not authorized to waive any irregularity in connection with any subscription, unless it has received from the Company

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notification, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such subscription has been cured or waived and that such subscription has been accepted by the Company. Subscription Certificates and funds received by the Subscription Agent that are not properly executed or submitted, and as to which all irregularities have not been timely waived or cured, shall be returned by the Subscription Agent to the Eligible Rights Holder who submitted such Subscription Certificate and/or payment. Such return shall be made by either first class mail under a blanket surety bond or insurance protecting the Subscription Agent and the Company from losses or liabilities arising out of the non-receipt or nondelivery of such Subscription Certificates and funds or by registered mail insured separately for the value of such Subscription Certificates and funds, and if determined to be required by the Company, shall include a letter of notice to be furnished by the Company explaining the reason for the return of the Subscription Certificates, funds, and other documents.

            12. AMENDMENT, Extension or Termination of the Rights Offer. The Company reserves the right in its sole discretion, to (a) terminate Rights Offering prior to delivery of the Common Shares for which Eligible Rights Holders have subscribed pursuant to the exercise of Rights; (b) extend the Expiration Time to a later date and time; or (c) amend or modify the terms of the Rights. If the Company amends the terms of the Rights, an amended Prospectus will be distributed to holders of record of Rights and to holders of Rights who have previously exercised Rights. All holders of Rights who exercised rights prior to such amendment or within four business days after the mailing of the amended Prospectus will be given the opportunity to confirm the exercise of Rights by executing and delivering a consent form.

            13. LOSS OR MUTILATION. Upon receipt by the Company and the Subscription Agent of evidence, satisfactory to the, of the ownership and loss, theft, destruction or mutilation of any Subscription certificate , and in the case of loss, theft or destruction, receipt of indemnity satisfactory to the Company and the Subscription Agent, and in the case of mutilation upon surrender and cancellation of the mutilated Subscription certificate, the Subscription Certificate representing an equal aggregate number of Rights. Eligible Rights Holders requesting such substitute Subscription certificates shall also company with such other reasonable regulations, requirements or request, as the company or the Subscription Agent may prescribe.

            14. LIABILITY OF SUBSCRIPTION AGENT. The Subscription Agent shall not, by issuing and delivering Subscription Certificates or stock certificates evidencing Common Shares, or receiving or holding funds for the benefit of the Company, or by any other act under this Agreement, be deemed to make any representations as to the validity or value or authorization of the Subscription certificates or the Rights represented thereby or the Common Shares issued upon the exercise of Rights, or whether the Common Shares issued upon the exercise of Rights are fully paid and nonaccessable. The Subscription Agent shall not be (a) liable for any statement of fact, other than any statement of fact made by or on behalf of Subscription Agent, made or contained in this Agreement or in the Prospectus or in any documents prepared by the Company in connection with the offer of Common Shares through the Rights, (b) liable for any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (c) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Subscription Certificates, or (d) liable for any act or omission in connection with the

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performance of its duties, obligations, covenants and agreements under this
Agreement, except for the Subscription Agent's own negligence, willful breach or misconduct.

            15. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Subscription Agent from and against any and all losses, expensed, and liabilities, including judgments, costs, and reasonable attorneys' fees, arising out of any act or omission of the Subscription Agent in the execution or performance of its duties, obligations, covenants, and agreements under this Agreement, except for the Subscription Agent's own negligence, willful breach or misconduct.

            16. COMPENSATION FOR SERVICES. The Company agrees to pay the Subscription Agent Pursuant to the terms in the proposal provided to the Company by the Subscription Agent as set forth on Exhibit B attached hereto.

            17. AMENDMENT; MODIFICATION; WAIVER. This Agreement may be amended, waived, discharged, or terminated in whole or in part only by a written instrument signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought. Notwithstanding the immediately preceding sentence, the parties shall supplement or amend this Agreement to conform to any amendments or changes that the company may make to the terms and conditions of the Rights and the offer of the Common Shares through the Rights.

            18. NOTICES. All notices, requests demands an other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt; (ii) upon delivery by an overnight courier service or facsimile with confirmation of receipt; or (iii) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  (a)   If to the Company:

                               Navidec, Inc.
                               6399 South Fiddler's Green Circle
                               Suite 300
                               Greenwood Village, Colorado 80111
                               (303) 222-1000 (tel)
                               (303) 222-1001 (fax)
                               Attention:  Chief Executive Officer

                  (b)   If to the Subscription Agent:

                               Computershare Trust Company, Inc.
                               PO Box 1596
                               Denver, Colorado 80201-1596
                               Attention:  John Harmann
                               (303) 262-0600 ext 4732 (tel)
                               (303) 262-0606 (fax)

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                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of the paragraph for the giving of notice.

            19. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy; nor shall it be construed to be a waiver of, or an acquiescence in any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character, on the part of any party, of any breach or default under this Agreement, or any waiver, on the part of any party, of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extend specifically set forth in such writing. All remedies, either under this Agreement or by law and otherwise afford to any party, shall be cumulative and not alternative.

            20. PROVISIONS SEPARABLE. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason or any other or others of them may be invalid or unenforceable in whole or in part.

            21. GENDER. Whenever appropriate in this Agreement, terms in the singular form shall include the plural (and vice versa) and any gender form shall include all others.

            22. SECTION HEADINGS. Section headings are for the convenience of the parties and do not form a part of this Agreement

            23. BINDING EFFECT; PARTIES. This Agreement shall be binding on the Company, the Subscription Agent, and their respective successors and assigns; and nothing in this Agreement shall confer upon any other person or entity any right, remedy, or claim, or impose upon any other person and duty, liability, or obligation.

            24. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any facsimile, photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

            25. EXHIBITS AND SCHEDULES; ENTIRE AGREEMENT. All Exhibits and Schedules referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implies, oral or written, of any nature whatsoever with

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respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

            26. CONTROLLING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, NOTWITHSTANDING ANY COLORADO OR OTHER CONFLICT OF LAW PROVISIONS TO THE CONTRARY.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     NAVIDEC, INC.

                                     By: ________________________________
                                     Name: ______________________________
                                     Title: _____________________________

                                     Computershare Trust Company, Inc.
                                     By: ________________________________
                                     Name: ______________________________
                                     Title: _____________________________

                                     Computershare Trust Company, Inc.
                                     By: ________________________________
                                     Name: ______________________________
                                     Title: _____________________________

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